UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2007
DCP Holding Company
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	0-51954 (Commission File Number)	20-1291244 (I.R.S. Employer Identification No.)

100 Crowne Point Place, Sharonville, Ohio (Address of principal executive offices)	45241 (Zip Code)
Registrant’s telephone number, including area code: (513) 554-1100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sale of Equity Securities
On January 31, 2007, pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D, thereunder, the Company sold 46 Class B Common Shares, for $24,503, in a private offering for up to 2,000 Class B Common Shares and up to 200 Class A Common Shares (the “Private Offering”). Each Class B Common Share and Class A Common Share has been offered at a price equal to the per share book value of the Class B Common Shares and Class A Common Shares issued and outstanding, as applicable, as of the last day of the month preceding the month in which a subscription agreement is delivered to the Company. The Private Offering is being made (i) solely by the Company’s directors, officers and employees without the assistance of any underwriters, brokers or agents, (ii) pursuant to a Confidential Private Placement Memorandum, which incorporates, among other things, the Company’s Form 10 registration statement and most recent periodic reports and (iii) (a) in the case of the Class B Common Shares, only to participating dentists in the Company’s dental plans, retired participating dentists, or employees, officers and directors of the Company or the Company’s subsidiaries and (b) in the case of the Class A Common Shares, only to persons who do not already own a Class A Common Share who are licensed dentists engaged in the practice of dentistry within the counties of Butler, Clermont, Hamilton and Warren in the State of Ohio and the counties of Boone, Campbell, Kenton and Pendleton in the Commonwealth of Kentucky and who are participating dentists in the Company’s dental plan. In addition, the Company will sell securities in the Private Offering only to those persons who meet the suitability standards necessary to comply with a Rule 506 private placement and will require potential investors to make representations in a subscription agreement as to their accredited investor status and/or financial sophistication. No underwriting, brokerage, placement agent or similar commissions or discounts will be paid. Pursuant to Item 3.02(b) of Form 8-K the obligation to file Form 8-K was triggered by the January 31, 2006 sale because since the Company’s last Form 10-Q filing the Company had then sold in the aggregate more than 1% of the number of Class B Common Shares outstanding. On December 15, 2006 and December 29, 2006, pursuant to the Private Offering the Company also sold 43 Class B Common Shares for $24,682 and 18 Class B Common Shares for $10,332, respectively.
In addition, on January 2, 2007, the Company granted each non-employee member of the Board of Directors 22 Restricted Share Units (“RSUs”). The grants were made pursuant to the Company’s 2006 Dental Care Plus Management Equity Incentive Plan (“Plan’) pursuant to the exemption provided by Section 4(2) of the Act. No consideration was received by the Company for the grant of RSUs under the Plan. These awards will not vest if a director fails to attend 75% of his or her regularly scheduled Board meetings in 2007. If an election to defer is not made under the Company’s Deferred Compensation Plan (“Deferred Compensation Plan”) upon vesting, the recipient shall receive an equal number of Class B Common Shares. If an election to defer is timely made and the RSUs vest at the end of the deferral period, the RSUs will be settled in cash pursuant to the Deferred Compensation Plan and, thus, the RSUs are not equity securities of the Company. Only three directors elected not defer and, therefore, upon vesting they each will receive 22 Class B Common Shares.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

/s/ Robert C. Hodgkins, Jr.

Date: February 6, 2007	Robert C. Hodgkins, Jr. Vice President and Chief Financial Officer